EXHIBIT 5(b)

               Form of Group Variable Annuity application (24GVAN897)

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VARIABLE ANNUITY APPLICATION                AMERICAN INTERNATIONAL LIFE
                                            ASSURANCE COMPANY OF NEW YORK
                                            NEW YORK, NY
                                            (800) 255-8402

Mail To:                                          Overnight Deliver To:
AILIFE                              Or            AILIFE Box 7364
P.O. Box 7247-7364                                c/o Citibank
Philadelphia, PA  19170-7364                      One Penn's Way
                                                  New Castle, DE  19720
                                                  Attn:  Wholesale Lockbox Dept.

Make Check Payable to American International Life Assurance Company of New York

1.    OWNER:

     A.   Print Full Name:
     B.    ______________________________________________________________
                          first            middle          last
     C.   Address:
                --------------------------------------------------------------
                       street             city           state            zip

     C.  Soc. Sec. #/Tax I.D.# _______/_______/_______    D. Sex  ___M   ____F

     E.  Phone Number: (___)__________      F. Birthdate: _____________
                                                         month/day/year

1.    ANNUITANT: (if different from owner)

     A.   Print Full Name:
               ---------------------------------------------------------------
                                    first            middle              last

     B.  Soc. Sec. #/Tax I.D.# _______/_______/_______     C. Sex  ___M   ____F

     D.  Birthdate: _____________
                   month/day/year

1.    BENEFICIARY:

     A. Primary   :                                  B.  Contingent:
     Name                                   Name
     ----------------------------   ------------------------------------
     ----------------------------   ------------------------------------
     ----------------------------   ------------------------------------
     *The Primary Beneficiary will receive any death benefit payable upon death of the Owner prior to the Annuity Date, or upon the death of the Annuitant on or after the Annuity Date. The Contingent Beneficiary will receive any death benefit payable if the Primary Beneficiary dies prior to the payment of the death benefit.

4.   TYPE OF ANNUITY CONTRACT       _____ Non-Qualified       ____ Qualified
                                    _____IRA ____ Roth IRA    ____ 403(b)
                                    _____Other______________________

5.   WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE  EXISTING  ANNUITIES OR LIFE
     INSURANCE?      ______     YES     _____     NO     If     yes,     explain
     _________________________________________________________

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6.    OPTIONAL BENEFITS:
     A.  ____     Annual Ratchet Rider
     B.  ____     ____________________________________________________________

7.    PREMIUM PAYMENTS:
     A.   Initial Premium of: $ _______
     B. Does this Payment qualify as a 1035 exchange: ____Yes _____No If an exchange is involved, indicate cost basis:
         Pre-Tefra (prior to 8-14-82)   $ _____________________________
         Post-Tefra (on or after 8-14-82) $___________________________

5.    PREMIUM PAYMENTS ARE TO BE ALLOCATED AS FOLLOWS:
                  (WHOLE NUMBERS ONLY)

Alliance
Global Bond                                 ________%
Global Dollar Gov't                         ________%
Growth                                      ________%
Growth & Income                             ________%
High Yield                                  ________%
Money Market                                ________%
North American Gov't Income                 ________%
International                               ________%
Premier Growth                              ________%
Quasar                                      ________%
Real Estate Investors                       ________%
Technology                                  ________%
Total Return                                ________%
U.S. Government High Grade                  ________%
Utility Income                              ________%
Worldwide Privatization                     ________%

_____I hereby elect Dollar-Cost Averaging with $_________ or _______% of the initial premium allocated to; ______ Money Market Portfolio or ______ One Year Guarantee Period and either $______ transferred each month for ______months or the entire balance in the sending account transferred over ______ months to the portfolios indicated above.

6.    ANNUITY INFORMATION:

Annuity Date: ___________________________ Payment Option: __________________

     Unless otherwise indicated the Annuity Date is the first day of the calendar month following the later of the Annuitant's 90th birthday, or such earlier as may be set by applicable law, and the annuity payment option will be life income with 10 years of payments guaranteed.

I UNDERSTAND THAT ANNUITY PAYMENTS AND SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY AND FUND PROSPECTUS AND/OR SUPPLEMENT AND IRA DISCLOSURE STATEMENT, IF APPLICABLE, IS HEREBY ACKNOWLEDGED.

Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number, and (2) that I am not subject to backup withholding, either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any annuity contract issued by the Company.

____ Please send me a copy of the Statement of Additional Information

Signed at _________________________________________  On _______________
               city                state                   date
------------------------------------
Signature of Owner

Agent: Do you have any reason to believe the Contract applied for is to replace or change existing Annuities or Insurance on the life of the Annuitant:
____ YES ____ NO

-----------------------------------  ------------------------------------------
Printed Name of Registered Rep. Code Printed Name of Broker/Dealer         Code
----------------------------------  ------------------------------------------
Signature of Registered Rep.        Tel No.Address of Broker/Dealer    Tel. No.